SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 October 2, 2006
                                 ---------------
                                Date of Report
                       (Date of Earliest Event Reported)

                             PCS EDVENTURES!.COM, INC.
                             -------------------------
            (Exact Name of Registrant as Specified in its Charter)

        IDAHO                   000-49990              82-0475383
        -----                   ---------              ----------
     (State or other       (Commission File No.)   (IRS Employer I.D. No.)
      Jurisdiction)

                         345 Bobwhite Court, Suite 200
                             Boise, Idaho 83706
                             ------------------
                      (Address of Principal Executive Offices)

                                 (208) 343-3110
                                 --------------
                          Registrant's Telephone Number

                                      N/A
                                      ---
         (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal
Year

     a) (1) The Second Amended and Restated Articles of Incorporation of PCS Edventures!.com, Inc. were approved by a majority of the shareholders of the Company at the Company's Annual Meeting, held on September 29, 2006. The Company had 17,974,341 votes cast for the amendment to the Articles of Incorporation. Each amendment listed below has the votes cast in favor, against or abstained.

          The Second Amended and Restated Articles of Incorporation of PCS Edventures!.com, Inc. are effective October 2, 2006.

          Articles 2 and 4 of the Company's previous Articles of Incorporation have been deleted.

          Article 5.1 of the Second Amended and Restated Articles of Incorporation of PCS Edventures!.com, Inc. has been amended and restated to provide for an increase in the authorized capital stock of the Company. Pursuant to Article 5.1, the Company is authorized to issue 80,000,000 shares, consisting of 60,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. Prior to the Second Amended and Restated Articles of Incorporation of PCS Edventures!.com, Inc., the Company was authorized to issue 50,000,000 shares, consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. There were 17,489,093 votes cast in favor of Proposal No. 3, which asked for an increase in common stock, while 298,439 votes were against this proposal and 186,809 votes abstained. There were 16,466,708 votes cast in favor of Proposal No. 5, which asked for an increase in preferred stock to include the Series A Preferred Stock and authorization for the Board to designate and issue additional classes or series of stock without further shareholder approval, while 1,249,639 votes were against this proposal and 57,994 votes abstained.

          Article 5.2 is a new addition to the Second Amended and Restated Articles of Incorporation of PCS Edventures!.com, Inc. Article 5.2 authorizes the Board of Directors of the Company to (i) to classify any unissued shares of the Company's authorized stock into one or more classes or into one or more series within a class; (ii) to reclassify any unissued shares of any class of the Company's authorized stock into one or more classes or into one or more series within one or more classes; or (iii) to reclassify any unissued shares of any series of any class of the Company's authorized stock into one or more classes or into one or more series within a class. There were 16,466,708 votes cast in favor of Proposal No. 5, which asked for an increase in preferred stock to include the Series A Preferred Stock and authorization for the Board to designate and issue additional classes or series of stock without further shareholder approval, while 1,249,639 votes were against this proposal and 257,994 votes abstained.


          Article 5A is a new addition to the Second Amended and Restated Articles of Incorporation of PCS Edventures!.com, Inc. Article 5A sets forth the terms and conditions of the Series A Preferred Stock of the Company. There were 17,579,093 votes cast in favor of Proposal No. 4, which asked for 5,000,000 shares of Series A Preferred Stock, while 208,439 votes were against this proposal and 186,809 votes abstained.

     b)   Not applicable.

Item 9.01.  Financial Statements and Exhibits

     Exhibit No.        Exhibit Description
     -----------        --------------------

     3(i) Second Amended and Restated Articles of Incorporation of PCS
          Edventures!.com, Inc.

* Summaries of any exhibit are modified in their entirety by this reference to each exhibit.


                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PCS EDVENTURES!.COM, INC.



Date: 10/3/06                      /s/Anthony A. Maher
      -------                      ----------------------------
                                   Anthony A. Maher, CEO, President and
                                   Chairman of the Board of Directors

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